As filed with the Securities and Exchange Commission on March 7, 2013

Registration No. 333-186670

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROCERA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

33-0974674

(I.R.S. Employer Identification No.)

4121 Clipper Court

Fremont, California 94538

(510) 230-2777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James F. Brear

Chief Executive Officer

Procera Networks, Inc.

4121 Clipper Court

Fremont, California 94538

(510) 230-2777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

(650) 320-1804

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	825,060	$16.58(2)	$13,679,494.80	$1,865.88(2)(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 11, 2013, a date within five business days prior to the filing of this Registration Statement.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 7, 2013

PROSPECTUS

825,060

Shares of Common Stock

This prospectus relates to the resale of up to 825,060 shares of our common stock, par value $0.001 per share, by the selling stockholders identified in the section entitled “Selling Stockholders” on page 4 of this prospectus. These shares were issued, or are issuable, to the selling stockholders in connection with our acquisition of Vineyard Networks Inc.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” on page 12 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, but we will incur expenses in connection with this offering.

No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. The selling stockholders may be deemed underwriters of the shares of our common stock that they are offering. We will bear all costs, expenses and fees in connection with the registration of these shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock is currently listed on the NASDAQ Global Select Market under the symbol “PKT.” On March 5, 2013, the last reported sales price for our common stock was $11.85 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2013.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under which the selling stockholders may offer from time to time up to an aggregate of 825,060 shares of our common stock in one or more offerings. If required, each time a selling stockholder offers common stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectus and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Important Information Incorporated by Reference.”

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Procera,” “the company,” “we,” “us,” “our” or similar references mean Procera Networks, Inc. together with its consolidated subsidiaries.

Procera Networks, Inc.

We are a leading provider of Intelligent Policy Enforcement, or IPE, solutions that enable mobile and broadband network operators and entities managing private networks, including higher education institutions, businesses and government entities (collectively referred to as network operators), to gain enhanced visibility into, and control of, their networks. Our solutions provide granular network intelligence intended to enable network operators to improve the quality and longevity of their networks, better monetize their network infrastructure investments, control security hazards and create, commercialize and deploy new applications and services for their users. We believe that the intelligence we provide about users and their usage enables qualified business decisions. Our network operator customers include mobile service providers, broadband service providers, cable multiple system operators, Internet Service Providers, educational institutions, enterprises and government agencies.

Our products are marketed under the PacketLogic brand name. We have a broad spectrum of products delivering IPE at the access, edge and core layers of the network. Our products are designed to offer maximum flexibility to our customers and enable differentiated services and revenue-enhancing applications, all while delivering a high quality of service for subscribers.

Our products include software applications running on high performance hardware platforms. The high performance hardware platforms are designed to handle broadband network throughput ranging from 4 megabits per second to 320 gigabits per second per device and 10 million subscribers.

We were incorporated in 2002, and in October 2003, we merged with Zowcom, Inc., a publicly-traded Nevada corporation. Our principal executive offices are located at 4121 Clipper Court, Fremont, CA 94538. Further information can be found on our website: www.proceranetworks.com. Information found on our website is not incorporated by reference into this prospectus. Our telephone number is (510) 230-2777.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the common stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We are filing this prospectus pursuant to our contractual obligation to the holders of the shares of our common stock named in the section entitled “Selling Stockholders.” We will not receive any of the proceeds from the resale of shares of our common stock covered by this prospectus from time to time by such selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933 as amended, or the Securities Act, to give the selling stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. Certain of the selling stockholders are subject to resale restrictions on their shares (as described below under “—Summary of Resale Restrictions”) and, as a result, are limited in the amount of shares they can sell at this time. Subject to these resale restrictions, the selling stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Global Select Market or any other market on which our common stock may subsequently be listed.

The shares to be offered hereby were issued, or are issuable, to the selling stockholders in connection with our acquisition of Vineyard Networks Inc. (“Vineyard”). Pursuant to the terms of that certain Share Purchase Agreement, dated January 7, 2013, by and among us, Procera Networks Kelowna ULC, our indirect wholly-owned subsidiary, Vineyard, the shareholders of Vineyard and John Drope & Associates Ltd., as representative of the shareholders of Vineyard (the “Share Purchase Agreement”), we issued, or became obligated to issue, an aggregate total of 825,060 shares of our common stock to the shareholders of Vineyard, and further agreed to register the 825,060 shares of our common stock in connection with the acquisition. These shares were, and will be, issued in reliance on the exemption from securities registration in Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, as well as the safe harbor provided by Regulation S under the Securities Act. Certain of the shares were placed in escrow to serve as security for, among other things, any indemnification claims that we may have under the Share Purchase Agreement for breaches of the representations, warranties and covenants made by Vineyard and the shareholders of Vineyard.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See “Plan of Distribution.” The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

No selling stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder, except that certain of the selling stockholders are employees of ours or our affiliates, as set forth in the table below.

We have prepared this table based on written representations and information furnished to us by or on behalf of the selling stockholders. Unless otherwise indicated in the footnotes below, we believe that: (1) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, (2) no selling stockholder has direct or indirect agreements or understandings with any person to distribute their shares, and (3) the selling stockholders have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Information about the selling stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our common stock held, as of February 1, 2013, by the selling stockholders and the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock outstanding as of February 1, 2013. As of such date, 20,397,778 shares of our common stock were outstanding.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Offered Hereby	Shares Beneficially Owned After the Offering(2)
Name	Number	Percentage	Number	Number	Percentage
Jason Richards# (3), (4)	213,128	1.0%	213,128	—	—
Derek Lownsbrough# (4), (5)	105,967	*	105,967	—	—
Josh Zieske# (4), (6)	111,266	*	111,266	—	—
Gillianne Richards(4), (7)	31,789	*	31,789	—	—
Lisette Lownsbrough# (4), (8)	21,650	*	21,650	—	—
Austen Martin# (4), (9)	25,431	*	25,431	—	—
Kevin Matrosovs# (4), (10)	8,264	*	8,264	—	—
Jayce Bremner(11)	307	*	307	—	—
Lauren Round(12)	220	*	220	—	—
Chris Eytcheson(13)	616	*	616	—	—
Vernon Nielsen(14)	18,014	*	18,014	—	—
Len Kravontka(15)	29,352	*	29,352	—	—
Kevin Lousier(16)	2,966	*	2,966	—	—
Richard Ford(17)	11,867	*	11,867	—	—
Colin Sutherland(18)	4,979	*	4,979	—	—
Leo Robert(19)	20,768	*	20,768	—	—
Margaret Sinclair(20)	2,966	*	2,966	—	—
Sean Compton(21)	2,942	*	2,942	—	—
CORBRICO INC.(22)	2,966	*	2,966	—	—
Raghwa Gopal(23)	16,530	*	16,530	—	—
Larry Stranaghan(24)	16,530	*	16,530	—	—
Dave Webb(25)	3,855	*	3,855	—	—
Brent John Bolleman(4), (26)	29,776	*	29,776	—	—
Brent John Bolleman and Andrea Jeanne Bolleman, joint tenants with right of survivorship(4), (27)	18,014	*	18,014	—	—
1095321 ALBERTA LIMITED(28)	4,874	*	4,874	—	—
1093466 ALBERTA LTD. (29)	4,874	*	4,874	—	—
Kevin & Coral Larocque, joint tenants with right of survivorship(30)	5,827	*	5,827	—	—
Southern Interior Innovation Fund (VCC) Inc. (31)	52,983	*	52,983	—	—
Whistler Networks Inc. (4), (32)	19,179	*	19,179	—	—
Brent Nixon# (4), (33)	10,595	*	10,595	—	—
Paul Archard# (4), (34)	11,165	*	11,165	—	—
Andrew Tonner# (4), (35)	2,118	*	2,118	—	—
Brett LaForge# (4), (36)	1,058	*	1,058	—	—
Eric Formo# (4), (37)	1,058	*	1,058	—	—
Thomas McMurphy# (4), (38)	529	*	529	—	—
Paul Ellis# (4), (39)	4,078	*	4,078	—	—
Tony Gibbs# (4), (40)	570	*	570	—	—
Justin Snopek# (4), (41)	285	*	285	—	—
Amy Fink# (4), (42)	285	*	285	—	—
Lisa Fletcher# (4), (43)	285	*	285	—	—
Pam Boyko# (4), (44)	285	*	285	—	—
Erin Crowe# (4), (45)	285	*	285	—	—
Hannah Griffin# (4), (46)	285	*	285	—	—
Jeff Martens# (4), (47)	1,429	*	1,429	—	—
Dave Muric# (4), (48)	285	*	285	—	—
David Young# (4), (49)	570	*	570	—	—
Aidan Cole# (4), (50)	285	*	285	—	—
Gage Rode# (4), (51)	285	*	285	—	—

David Birch# (4), (52)	570	*	570	—	—
Matthew Wynne# (4), (53)	285	*	285	—	—
Ingrid Takai# (4), (54)	285	*	285	—	—
Vivek Tiwari# (4), (55)	285	*	285	—	—
TOTAL	825,060	4.0%	825,060	—	—

*	Denotes less than one percent.
#	Currently an employee of ours or our affiliates.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days (of February 1, 2013) are deemed outstanding. Shares subject to options, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	At the closing of our acquisition of Vineyard, 87,036 of the shares registered hereby were placed into escrow until January 9, 2014, 30,966 of the shares registered hereby were placed into escrow until July 9, 2014 and 1,279 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and an escrow agreement entered into in connection therewith (the “Escrow Agreement”). Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. See “—Summary of Retention Escrow” for additional information regarding the 87,036 shares placed into escrow until January 9, 2014.
(4)	The selling stockholder is prohibited from transferring 50% of its shares of our common stock without our written consent prior to July 10, 2013 and the remaining 50% prior to January 10, 2014. See “—Summary of Resale Restrictions”.
(5)	At the closing of our acquisition of Vineyard, 44,634 of the shares registered hereby were placed into escrow until January 9, 2014, 15,895 of the shares registered hereby were placed into escrow until July 9, 2014 and 655 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. See “—Summary of Founder Retention Escrow” for additional information regarding the 44,634 shares placed into escrow until January 9, 2014.
(6)	At the closing of our acquisition of Vineyard, 46,866 of the shares registered hereby were placed into escrow until January 9, 2014, 16,690 of the shares registered hereby were placed into escrow until July 9, 2014 and 688 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. See “—Summary of Founder Retention Escrow” for additional information regarding the 46,866 shares placed into escrow until January 9, 2014.
(7)	At the closing of our acquisition of Vineyard, 4,768 of the shares registered hereby were placed into escrow until July 9, 2014 and 196 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(8)	At the closing of our acquisition of Vineyard, 3,306 of the shares registered hereby were placed into escrow until July 9, 2014 and 136 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(9)	At the closing of our acquisition of Vineyard, 3,814 of the shares registered hereby were placed into escrow until July 9, 2014 and 157 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(10)	At the closing of our acquisition of Vineyard, 1,239 of the shares registered hereby were placed into escrow until July 9, 2014 and 51 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(11)	At the closing of our acquisition of Vineyard, 46 of the shares registered hereby were placed into escrow until July 9, 2014 and 1 share registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.

(12)	At the closing of our acquisition of Vineyard, 33 of the shares registered hereby were placed into escrow until July 9, 2014 and 1 share registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(13)	At the closing of our acquisition of Vineyard, 92 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(14)	At the closing of our acquisition of Vineyard, 2,702 of the shares registered hereby were placed into escrow until July 9, 2014 and 111 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(15)	At the closing of our acquisition of Vineyard, 4,403 of the shares registered hereby were placed into escrow until July 9, 2014 and 181 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(16)	At the closing of our acquisition of Vineyard, 445 of the shares registered hereby were placed into escrow until July 9, 2014 and 18 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(17)	At the closing of our acquisition of Vineyard, 1,780 of the shares registered hereby were placed into escrow until July 9, 2014 and 73 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(18)	At the closing of our acquisition of Vineyard, 747 of the shares registered hereby were placed into escrow until July 9, 2014 and 30 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(19)	At the closing of our acquisition of Vineyard, 3,115 of the shares registered hereby were placed into escrow until July 9, 2014 and 128 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(20)	At the closing of our acquisition of Vineyard, 445 of the shares registered hereby were placed into escrow until July 9, 2014 and 18 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(21)	At the closing of our acquisition of Vineyard, 441 of the shares registered hereby were placed into escrow until July 9, 2014 and 18 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(22)	At the closing of our acquisition of Vineyard, 445 of the shares registered hereby were placed into escrow until July 9, 2014 and 18 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. David Andrew Wright is the President of CORBRICO INC. and may be deemed to have voting and dispositive power with respect to the shares held by the selling stockholder.

(23)	At the closing of our acquisition of Vineyard, 2,479 of the shares registered hereby were placed into escrow until July 9, 2014 and 102 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(24)	At the closing of our acquisition of Vineyard, 2,479 of the shares registered hereby were placed into escrow until July 9, 2014 and 102 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(25)	At the closing of our acquisition of Vineyard, 578 of the shares registered hereby were placed into escrow until July 9, 2014 and 23 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(26)	At the closing of our acquisition of Vineyard, 4,466 of the shares registered hereby were placed into escrow until July 9, 2014 and 184 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(27)	At the closing of our acquisition of Vineyard, 2,702 of the shares registered hereby were placed into escrow until July 9, 2014 and 111 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. All of these shares are held by the selling stockholder as joint tenants with right of survivorship; therefore each of Brent John Bolleman and Andrea Jeanne Bolleman may be deemed to have voting and dispositive power with respect to the shares held by the selling stockholder.
(28)	At the closing of our acquisition of Vineyard, 731 of the shares registered hereby were placed into escrow until July 9, 2014 and 30 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. Dean Townson and Mary Townson are the principals of 1095321 ALBERTA LIMITED and each may be deemed to have voting and dispositive power with respect to the shares held by the selling stockholder.
(29)	At the closing of our acquisition of Vineyard, 731of the shares registered hereby were placed into escrow until July 9, 2014 and 30 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. Jason Hendricks and Jennifer Hendricks are the principals of 1093466 ALBERTA LTD. and each may be deemed to have voting and dispositive power with respect to the shares held by the selling stockholder.
(30)	At the closing of our acquisition of Vineyard, 874 of the shares registered hereby were placed into escrow until July 9, 2014 and 36 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. All of these shares are held by the selling stockholder as joint tenants with right of survivorship; therefore each of Kevin and Coral Larocque may be deemed to have voting and dispositive power with respect to the shares held by the selling stockholder.
(31)	At the closing of our acquisition of Vineyard, 7,947 of the shares registered hereby were placed into escrow until July 9, 2014 and 327 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. Stafford McKergow, Lubof Pow, Kathy Conway, Jim Cookson, Dave Willis, Brent Bolleman and John Drope are each a director or managing member of Southern Interior Innovation Fund (VCC) Inc. and each may be deemed to have voting and dispositive power with respect to the shares held by the selling stockholder.
(32)	At the closing of our acquisition of Vineyard, 2,877 of the shares registered hereby were placed into escrow until July 9, 2014 and 118 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified. Brent Bolleman is the principal of Whistler Networks Inc. and may be deemed to have voting and dispositive power with respect to the shares held by the selling stockholder.
(33)	At the closing of our acquisition of Vineyard, 1,589 of the shares registered hereby were placed into escrow until July 9, 2014 and 65 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.

(34)	At the closing of our acquisition of Vineyard, 1,747 of the shares registered hereby were placed into escrow until July 9, 2014 and 71 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(35)	At the closing of our acquisition of Vineyard, 317 of the shares registered hereby were placed into escrow until July 9, 2014 and 13 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(36)	At the closing of our acquisition of Vineyard, 158 of the shares registered hereby were placed into escrow until July 9, 2014 and 6 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(37)	At the closing of our acquisition of Vineyard, 158 of the shares registered hereby were placed into escrow until July 9, 2014 and 6 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(38)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(39)	At the closing of our acquisition of Vineyard, 611 of the shares registered hereby were placed into escrow until July 9, 2014 and 25 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(40)	At the closing of our acquisition of Vineyard, 158 of the shares registered hereby were placed into escrow until July 9, 2014 and 6 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(41)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(42)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(43)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(44)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(45)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.

(46)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(47)	At the closing of our acquisition of Vineyard, 397 of the shares registered hereby were placed into escrow until July 9, 2014 and 16 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(48)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(49)	At the closing of our acquisition of Vineyard, 158 of the shares registered hereby were placed into escrow until July 9, 2014 and 6 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(50)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(51)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(52)	At the closing of our acquisition of Vineyard, 158 of the shares registered hereby were placed into escrow until July 9, 2014 and 6 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(53)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(54)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.
(55)	At the closing of our acquisition of Vineyard, 79 of the shares registered hereby were placed into escrow until July 9, 2014 and 3 of the shares registered hereby were placed into escrow until January 9, 2016, in each case in accordance with the terms and conditions of the Share Purchase Agreement and the Escrow Agreement. Depending on whether any of these shares are distributed to us under the terms of the Escrow Agreement, these shares may be released to the selling stockholder on the dates specified.

Indemnification

Under the Share Purchase Agreement, we have also agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

Summary of Retention Escrow

In connection with the acquisition of Vineyard, each of Jason Richards, Derek Lownsbrough and Josh Zieske (the “Vineyard Founders”) agreed to place approximately 50% of the cash and shares of our common stock issued and issuable to them in connection with the Acquisition (the “Retention Escrow”) into escrow for a period of one year following the closing of the acquisition. As consideration for placing the Retention Escrow Amount into escrow, Vineyard issued a promissory note to each Founder (the “Founder Promissory Notes”). The shares of common stock held in the Retention Escrow will be released to a Vineyard Founder on January 9, 2014 so long as such Vineyard Founder remains continuously employed by us or one of our direct or indirect subsidiaries through January 9, 2014. In the event that a Vineyard Founder is terminated for “Just Cause” (as defined in such Vineyard Founder’s employment agreement with us or one of our direct or indirect subsidiaries), or if such Vineyard Founder resigns from his employment with us or one of our direct or indirect subsidiaries, in each case on or prior to January 9, 2014, the shares of common stock held in the Retention Escrow for such Vineyard Founder will be issued back to us and retired.

Summary of Resale Restrictions

In connection with the acquisition of Vineyard, each of Aidan Cole, Amy Fink, Andrew Tonner, Austen Martin, Brett LaForge, Dave Muric, David Birch, David Young, Derek Lownsbrough, Eric Formo, Erin Crowe, Gage Rode, Hannah Griffin, Ingrid Takai, Jason Richards, Jeff Martens, Josh Zieske, Justin Snopek, Kevin Matrosovs, Lisa Fletcher, Lisette Lownsbrough, Matthew Wynne, Pamela Boyko, Paul Archard, Paul Ellis, Thomas McMurphy, Tony Gibbs, Vivek Tiwari, Brent Nixon, Brent Bolleman, Whistler Networks Inc. and Brent John Bolleman and Andrea Jean Bolleman, joint tenants with right of survivorship (the “Lock-Up Shareholders”) entered into a lock-up agreement with us. Under the lock-up agreements, without our written consent, each Lock-Up Shareholder is prohibited from transferring (A) any shares of common stock issued to such Lock-Up Shareholder pursuant to our acquisition of Vineyard prior to July 10, 2013, and (B) more than 50% of the shares of common stock issued to such Lock-Up Shareholder pursuant to our acquisition of Vineyard prior to January 10, 2014, in each case other than transfers to certain permitted transferees; provided that certain pre-conditions are satisfied.

PLAN OF DISTRIBUTION

We are registering 825,060 shares of our common stock for possible sale by the selling stockholders.

The selling stockholders may, from time to time, offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the Nasdaq Global Select Market, in the over-the-counter market or on any other securities exchange, market or trading facility on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq Global Select Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440 of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with FINRA’s NASD IM-2440.

In connection with the sale of the shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Share Purchase Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock. We will not be responsible for any underwriting discounts or commissions associated with the sale of such shares.

We are not aware that any selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholders;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. The selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Pursuant to the Share Purchase Agreement, we have agreed to keep this prospectus effective until the earlier of (i) the date on which all of the shares have been sold or transferred by or on behalf of the selling stockholders, or (ii) the date on which all of the shares are eligible for sale under Rule 144 promulgated under the Securities Act without limitation as to volume. The shares registered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 32,500,000 shares of common stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, $0.001 par value per share. As of February 1, 2013, there were 20,397,778 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our articles of incorporation and bylaws and the applicable provisions of the Nevada Revised Statutes, or Nevada law. This information is qualified entirely by reference to the applicable provisions of our articles of incorporation, bylaws and the Nevada law. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any shares of common stock subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of our company and after payment of creditors and any preferred stockholders, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

Pursuant to our articles of incorporation, each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights under our articles of incorporation. Consequently, the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any such class or series without any further vote or action by the stockholders. Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the company, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change in control of us.

No shares of preferred stock are currently outstanding. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Anti-Takeover Provisions of our Charter Provisions and Nevada Law

We are a Nevada corporation, and as such, we are subject to the provisions of the Nevada law. Anti-takeover provisions of that law and our charter documents could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to stockholders.

Sections 78.378 through 78.3793 of the Nevada Revised Statutes provide for state regulation over control share acquisitions that may delay, or make more difficult, acquisitions or changes in our control, unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not so provide. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company under certain circumstances by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.

Sections 78.411 through 78.444 of the Nevada Revised Statutes prohibit a Nevada corporation with 200 stockholders or more of record, that has not opted out from engaging in a “combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 10% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Furthermore, our articles of incorporation and bylaws include provisions that:

•	allow our Board of Directors to issue, without further action by our stockholders, shares of undesignated preferred stock;

•	permit a change in the authorized number of directors only by resolution of the Board of Directors; and

•	deny the right of our stockholders to take action by written consent.

Our articles of incorporation also contain provisions which may require the affirmative vote of at least two-thirds of the outstanding shares of common stock in order to approve a merger or acquisition of us by a related person. A related person is a stockholder owning 20% or more of our stock at the time of merger or acquisition.

All of the foregoing could adversely affect prevailing market prices for our common stock.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PKT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 350 Indiana Street, Suite 750, Golden CO 80401 and its phone number is 800-568-3476.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock offered by this prospectus, and any supplement thereto, will be passed upon for us by McDonald Carano Wilson LLP, Reno, Nevada.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PMB Helin Donovan LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Procera Networks, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 15 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 15, 2012, and Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 filed with the Commission on April 6, 2012;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the Commission on May 10, 2012;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed with the Commission on August 8, 2012;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the Commission on November 8, 2012;

(e)	The Registrant’s Current Reports on Form 8-K filed with the Commission on (i) February 8, 2012, (ii) April 2, 2012 (as amended by the Registrant’s Current Report on Form 8-K/A filed on April 4, 2012), (iii) April 20, 2012, (iv) August 28, 2012, (v) September 18, 2012, (vi) December 5, 2012, (vii) January 7, 2013 (as amended by the Registrant’s Current Report on Form 8-K/A filed on February 13, 2013), and (viii) January 9, 2013;

(f)	The description of the Registrant’s common stock set forth in the Registration Statement on Form 8-A filed with the Commission on December 20, 2011 (File No. 001-33691), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Procera Networks, Inc.

4121 Clipper Court.

Fremont, California 94538

(510) 230-2777

Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the Registrant in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$1,866
Legal fees and expenses	$30,000
Accounting fees and expenses	$12,000
Printing, transfer agent fees and miscellaneous expenses	$10,000

Total	$53,866

Item 15. Indemnification of Directors and Officers

The Registrant’s bylaws and articles of incorporation provide for the mandatory indemnification of its directors, officers, and to the extent authorized by the board of directors, employees and other agents, to the maximum extent permitted by the Nevada law and the Registrant has entered into agreements with certain of its officers and directors providing for their indemnification with respect to certain matters. The Registrant carries director and officer liability insurance with respect to certain matters, including matters arising under the Securities Act.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity for which such person is or was serving in such capacity at the request of the corporation, who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that unless discretionary indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders; by a majority vote of a quorum of the board of directors who were not parties to the action, suit, or proceeding; or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws, or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

In addition, the Registrant has entered into indemnity agreements that require the Registrant to indemnify the directors and officers of the Registrant against expenses and certain other liabilities arising out of their conduct on behalf of the Registrant to the maximum extent and under all circumstances permitted by law.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger by and between Zowcom, Inc. and the Company, dated June 24, 2003, included as Exhibit A to our Preliminary Proxy Statement on Schedule 14A filed on August 25, 2003 and incorporated herein by reference.

2.2	First Amended and Restated Stock Exchange Agreement and Plan of Reorganization dated August 18, 2006 by and between the Company and the Sellers of Netintact included as Exhibit 2.1 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

2.3	First Amendment to the First Amended and Restated Stock Exchange Agreement and Plan of Reorganization by and between the Company and the Sellers of Netintact dated November 2006, included as Exhibit 2.8 to our form 10-KSB filed on April 16, 2007 and incorporated herein by reference.

2.4†	Share Purchase Agreement, by and among Procera Networks, Inc., Procera Networks Kelowna ULC, Vineyard Networks Inc., the shareholders of Vineyard Networks Inc. and John Drope & Associates Ltd., as representative of the shareholders of Vineyard Networks Inc., dated January 7, 2013, filed as Exhibit 2.1 to our current report on Form 8-K/A filed on February 13, 2013 and incorporated herein by reference.

4.1	Articles of Incorporation filed on July 16, 2001, filed as Exhibit 3.1 to our registration statement on Form SB-2 filed on February 11, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to Articles of Incorporation filed on October 12, 2005, filed as Exhibit 99.1 to our current report on Form 8-K filed on October 13, 2005 and incorporated herein by reference.

4.3	Certificate of Amendment to Articles of Incorporation filed on April 28, 2008, filed as Exhibit 3.3 to our quarterly report on Form 10-Q filed on May 12, 2008 and incorporated herein by reference.

4.4	Certificate of Amendment to Articles of Incorporation effective February 4, 2011, filed as Exhibit 3.1 to our current report on Form 8-K filed on February 4, 2011 and incorporated herein by reference.

4.5	Amended and Restated Bylaws adopted on August 4, 2010, filed as Exhibit 3.4 to our quarterly report on Form 10-Q filed on August 9, 2010 and incorporated herein by reference.

4.6	Form of Common Stock Certificate, filed as Exhibit 4.1 to our current report on Form 8-K filed on February 4, 2011 and incorporated herein by reference.

5.1#	Opinion of McDonald Carano Wilson LLP.

23.1#	Consent of PMB Helin Donovan LLP, Independent Registered Public Accounting Firm.

23.2#	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1#	Power of Attorney is contained on the signature page.

*	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
†	The schedules and certain exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules and exhibits will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.
#	Previously filed.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 7, 2013.

PROCERA NETWORKS, INC.

By:	/s/ James F. Brear
James F. Brear Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. Brear	Chief Executive Officer and Director	March 7, 2013
James F. Brear	(Principal Executive Officer)

/s/ Charles Constanti Charles Constanti	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2013

Director
Staffan Hillberg

*	Director	March 7, 2013
Elizabeth Huebner

*	Director	March 7, 2013
B.G. Kumar

*	Director	March 7, 2013
Alan Lefkof

Director
Mary Losty

Director
Scott McClendon

*	Director	March 7, 2013
Thomas Saponas

*	Director	March 7, 2013
William E. Slavin

*By:	/s/ James F. Brear
James F. Brear Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger by and between Zowcom, Inc. and the Company, dated June 24, 2003, included as Exhibit A to our Preliminary Proxy Statement on Schedule 14A filed on August 25, 2003 and incorporated herein by reference.

2.2	First Amended and Restated Stock Exchange Agreement and Plan of Reorganization dated August 18, 2006 by and between the Company and the Sellers of Netintact included as Exhibit 2.1 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

2.3	First Amendment to the First Amended and Restated Stock Exchange Agreement and Plan of Reorganization by and between the Company and the Sellers of Netintact dated November 2006, included as Exhibit 2.8 to our form 10-KSB filed on April 16, 2007 and incorporated herein by reference.

2.4†	Share Purchase Agreement, by and among Procera Networks, Inc., Procera Networks Kelowna ULC, Vineyard Networks Inc., the shareholders of Vineyard Networks Inc. and John Drope & Associates Ltd., as representative of the shareholders of Vineyard Networks Inc., dated January 7, 2013, filed as Exhibit 2.1 to our current report on Form 8-K/A filed on February 13, 2013 and incorporated herein by reference.

4.1	Articles of Incorporation filed on July 16, 2001, filed as Exhibit 3.1 to our registration statement on Form SB-2 filed on February 11, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to Articles of Incorporation filed on October 12, 2005, filed as Exhibit 99.1 to our current report on Form 8-K filed on October 13, 2005 and incorporated herein by reference.

4.3	Certificate of Amendment to Articles of Incorporation filed on April 28, 2008, filed as Exhibit 3.3 to our quarterly report on Form 10-Q filed on May 12, 2008 and incorporated herein by reference.

4.4	Certificate of Amendment to Articles of Incorporation effective February 4, 2011, filed as Exhibit 3.1 to our current report on Form 8-K filed on February 4, 2011 and incorporated herein by reference.

4.5	Amended and Restated Bylaws adopted on August 4, 2010, filed as Exhibit 3.4 to our quarterly report on Form 10-Q filed on August 9, 2010 and incorporated herein by reference.

4.6	Form of Common Stock Certificate, filed as Exhibit 4.1 to our current report on Form 8-K filed on February 4, 2011 and incorporated herein by reference.

5.1#	Opinion of McDonald Carano Wilson LLP.

23.1#	Consent of PMB Helin Donovan LLP, Independent Registered Public Accounting Firm.

23.2#	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1#	Power of Attorney is contained on the signature page.

*	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
†	The schedules and certain exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules and exhibits will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.
#	Previously filed.